EXHIBIT 3-2

ARTICLES OF INCORPORATION

OF

FIRSTENERGY SERVICES CORP.

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, does hereby state the following:

FIRST: The name of the corporation shall be FirstEnergy Services Corp.

SECOND: The place in Ohio where its principal office is to be located is Akron, Summit County.

THIRD: The purpose for which this corporation is formed is to engage in any lawful act or activity for which a corporation may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shares of all classes which the corporation is authorized to have outstanding is seven hundred and fifty (750) shares of common stock having no par value.

IN WITNESS WHEREOF, I have subscribed my name, this 6th day of August, 1997.

FirstEnergy Services Corp.
/s/ David L. Feltner
David L. Feltner, Incorporator

FIRSTENERGY SERVICES CORP.

Action of Sole Shareholder Without a Meeting

Pursuant to Section 1701.54 of the Ohio Revised Code, FirstEnergy Corp., an Ohio corporation, being the sole shareholder of FirstEnergy Services Corp., an Ohio corporation (the “Corporation”), hereby adopts the following resolution by this written action in lieu of a meeting:

RESOLVED, that, effective September 1, 2001, the First Article of the Corporation’s Articles of Incorporation shall be deleted in its entirety, and the following shall be adopted in its place:

1. NAME The name of this corporation shall be: “FirstEnergy Solutions Corp.”.

IN WITNESS WHEREOF the undersigned has hereunto set its signature as of the 31st day of August, 2001.

FIRSTENERGY CORP.
By:	/S/ H. Peter Burg
H. Peter Burg Chairman and Chief Executive Off

Prescribed by J. Kenneth Blackwell

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CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO ARTICLES OF

FirstEnergy Services Corp.
(Name of Corporation)

                          987413

(charter number)

Arthur R. Garfield,	who is the	President
(name)		(title)

of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐

a meeting of the shareholders was duly called and held on ____________, at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise _____% of the voting power of the corporation,

☒	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:
RESOLVED, that, effective September 1, 2001, the First Article of the Corporation’s Articles of Incorporation shall be deleted in its entirety, and the following shall be adopted in its place:

1.	NAME The name of this corporation shall be: “FirstEnergy Solutions Corp.”.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on August 31, 2001

(his/her)	(date)

Signature:	/S/
Title:	President